Exhibit 10.72

NALCO HOLDING COMPANY

AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

SIGN-ON STOCK OPTIONS AGREEMENT

Kathryn Mikells

THIS AGREEMENT, is made effective as of the commencement date of your employment with Nalco Company, October 28, 2010 (the “Commencement Date”), between Nalco Holding Company (the “Company”) and Kathryn Mikells (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the Sign-On Options provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Definitions. Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

Cause: “Cause” shall mean:

(a) engaging in gross or willful misconduct (which includes insubordination) in the performance your duties or intentional failure to comply with a specific, written directive of the Chief Executive Officer, a supervisor or the Company’s Board of Directors, as reasonably determined by the Company’s Board of Directors;

(b) commission of a felony, perpetration of a fraud against the Company, or perpetration of a dishonest act, in the reasonable judgment of the Company’s Board of Directors;

(c) material breach of your employment agreement as reasonably determined by the Company’s Board of Directors, which is not cured with five (5) days of written notice to you;

(d) material violation of the Company’s policies and procedures, including, without limitation, the Nalco Holding Company Code of Ethical Business Conduct or Officers Ethics Code (copies of which shall be provided to you); or

(e) your failure to cooperate in any audit or investigation of the Company’s financial statements or reports and filings with the Securities and Exchange Commission, or the business practices of the Company or its direct or indirect subsidiaries.

Change of Control: “Change of Control” shall mean:

(a) a sale of assets representing fifty percent (50%) or more of the net book value and of the fair market value of the Company’s consolidated assets (in a single transaction or in a series of related transactions);

(b) a merger or consolidation involving the Company or Nalco Company after the completion of which: (i) in the case of a merger (other than a triangular merger) or a consolidation involving the Company, the shareholders of the Company immediately prior to the completion of such merger or consolidation beneficially own (within the meaning of Rule 13d-3) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or comparable successor rules), directly or indirectly, outstanding voting securities representing less than sixty percent (60%) of the combined voting power of the surviving entity in such merger or consolidation, and (ii) in the case of a triangular merger involving the Company or a subsidiary of the Company, the shareholders of the Company immediately prior to the completion of such merger beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules), directly or indirectly, outstanding voting securities representing less than sixty percent (60%) of the combined voting power of the surviving entity in such merger and less than sixty percent (60%) of the combined voting power of the parent of the surviving entity in such merger;

c) an acquisition by any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions), other than any employee benefit plan, or related trust, sponsored or maintained by the Company or an affiliate of the Company and other than in a merger or consolidation of the type referred to in clause “(b)” above, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules) of outstanding voting securities of the Company representing more than thirty percent (30%) of the combined voting power of the Company (in a single transaction or series of related transactions);

(d) in the event that the individuals who, as of the Commencement Date, are members of the Company’s Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least fifty percent (50%) of the Company’s Board of Directors. (If the election, or nomination for election by the Company’s shareholders, of any new member of the Board of Directors is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new member of the Board of Directors shall be considered as a member of the Incumbent Board.); or

(e) any other transaction or series of transactions that would have substantially the same effect as the change of control events described in (a) through (d) above.

Disability: “Disability” shall mean a long-term disability as then-defined under the Nalco Company long-term disability plan.

Expiration Date: “Expiration Date” shall mean the tenth anniversary of the Commencement Date.

Good Reason: “Good Reason” shall mean the following change in circumstances relating to your employment: (a) move of principal place of employment to a location 50 miles or more from the previous principal place of employment, (b) a reduction in either Base Salary or aggregate total compensation by more than 10%, (c) a material diminution in your authority, duties or responsibilities, or (d) a material breach by the Company or Nalco Company of this offer letter or any of the related agreements hereto, including your Severance Agreement (each being a “Good Reason Event”). For purposes of claiming Good Reason, you must notify the Company within ninety (90) days of a claimed Good Reason Event that you intend to terminate your employment, and the Company or Nalco Company shall have thirty (30) days from the time of such notice to cure the claimed Good Reason Event. You will be required to terminate employment within sixty (60) days following expiration of the cure period in order for your termination of employment to be on account of a Good Reason Event.

Plan: “Plan” shall mean the Nalco Holding Company Amended and Restated 2004 Stock Incentive Plan, as from time to time amended.

Vested Portion: “Vested Portion’ shall mean, at any time, the portion of the Sign-On Stock Options which have become vested, as described in Section 3 of this Agreement.

2. Grant of Sign-On Options. The Company hereby grants to the Participant the right and option to purchase (the “Sign-On Options”), on the terms and conditions hereinafter set forth, 79,432 Shares, subject to adjustment as set forth in the Plan. The exercise price shall be $30.07 per Share (the “Option Price”). The Sign-On Options are intended to be nonqualified stock options, and are not intended to be treated as ISOs that comply with Section 422 of the Code.

3. Vesting of the Sign-On Options.

(a) Vesting of the Sign-On Options. Subject to the Participant’s continued Employment with the Company, Nalco Company and its Affiliates, and except as provided in Sections 3(b), 3(c) or 3(d) below, the Sign-On Options shall vest and become exercisable with respect to one-half of the Shares subject to the Sign-On Options on the third anniversary of the Commencement Date and shall vest and become exercisable with respect to the second one-half of the Shares subject to the Sign-On Options on the fifth anniversary of the Commencement Date.

(b) Change of Control. In the event of a Change of Control, and provided Participant continues to be employed by the Company, Nalco Company and its Affiliates on the date which is ninety days before the date of the Change of Control, any portion of the Sign-On Options which have not vested at the date of Change of Control shall become immediately and fully vested on the date of the Change of Control.

(c) Involuntary Termination. In the event that: (i) Participant’s employment with the Company, Nalco Company and its Affiliates is terminated for reasons that do not constitute

Cause or (ii) Participant terminates her employment with the Company, Nalco Company and its Affiliates that do not constitute Good Reason (either the “Involuntary Termination Date”), any portion of the Sign-On Options which have not vested at that date of Involuntary Termination Date shall become immediately and fully vested on the Involuntary Termination Date.

(d) Death or Disability. In the event of Participant’s death or Disability, a prorated portion of the Sign-On Options which have not vested on the date of such death or Disability shall become immediately vested on date of such death or Disability, prorated to reflect the actual service through such date as against the remaining portion of the vesting period for the subject invested Sign-On Options.

(e) Termination of Employment. If the Participant’s Employment with the Company, Nalco Company and its Affiliates terminates for any reason, except as provided in Sections 3(b), 3(c) or 3(d), the Sign-On Stock Options, to the extent not then vested and exercisable, shall be immediately canceled by the Company without consideration.

4. Exercise of Options.

(a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Sign-On Option at any time prior to the Expiration Date. Notwithstanding the foregoing, if the Participant’s Employment terminates prior to the Expiration Date, the Vested Portion of the Sign-On Options shall remain exercisable for the period set forth below:

(i) Death or Disability. If the Participant’s Employment with the Company, Nalco Company and its Affiliates is terminated due to the Participant’s death or Disability, the Participant may exercise the Vested Portion of the Sign-On Options for a period ending on the earlier of (A) one year following the date of such termination and (B) the Expiration Date;

(ii) Termination by the Company without Cause or Termination by the Participant. If the Participant’s Employment with the Company, Nalco Company and its Affiliates is terminated (a) by the Company, Nalco Company and its Affiliates or (b) by the Participant, the Participant may exercise the Vested Portion of the Sign-On Options for a period ending on the earlier of (A) 90 days following the date of such termination and (B) the Expiration Date; and

(iii) Termination by the Company for Cause. If the Participant’s Employment with the Company, Nalco Company and its Affiliates is terminated by the Company, Nalco Company and its Affiliates for Cause, the Vested Portion of the Sign-On Options shall immediately terminate in full and cease to be exercisable.

(b) Method of Exercise.

(i) Subject to Section 4(a) of this Agreement, the Vested Portion of the Sign-On Options may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that the Sign-On Options may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Sign-On Options is being exercised and shall be accompanied by payment in full of the aggregate Option Price. Payment of the aggregate Option Price may be made (A) in cash, or its equivalent, (B) to the extent permitted by the Committee, by transferring Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased to the Company and satisfying such other requirements as may be imposed by the Committee; provided that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), (C) if there is a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Sign-On Options and to deliver promptly to the Company an amount equal to the aggregate Option Price for the shares being purchased or (D) such other method as approved by the Committee. No Participant shall have any rights to dividends or other rights of a stockholder with respect to the Shares subject to the Sign-On Options until the Participant has given written notice of exercise of the Sign-On Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, absent an available exemption to registration or qualification, the Sign-On Options may not be exercised prior to the completion of any registration or qualification of the Sign-On Options or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole reasonable discretion determine to be necessary or advisable.

(iii) Upon the Company’s determination that a Sign-On Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares (electronic or otherwise). However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to the Participant, any loss by the Participant of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

(iv) In the event of the Participant’s death, the Vested Portion of the Sign-On Options shall remain vested and exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 4(a) of this Agreement. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

5. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company, Nalco Company or any Affiliate. Further, the Company, Nalco Company or its Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

6. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Sign-On Options shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, any applicable federal or state laws and the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

7. Transferability. Unless otherwise determined by the Committee, the Sign-On Options may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. During the Participant’s lifetime, the Sign-On Options are exercisable only by the Participant.

8. Withholding. The Participant may be required to pay to the Company or its Affiliate and the Company or its Affiliate shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Sign-On Options or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of the Sign-On Options, their exercise, or any payment or transfer under the Sign-On Options or under the Plan and to take such action as may be necessary in the option of the Company to satisfy all obligations for the payment of such taxes.

9. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Sign-On Options, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

10. Notices. Any notice under this Agreement shall be addressed to the Company in care of its Chief Financial Officer and a copy to the Chief Executive Officer, each copy addressed to the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

12. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

Nalco Holding Company

By
Its

Participant